Exhibit 99.1

Contact:	Jennifer Rosa	(216) 429-5037
	Monica Martines	(216) 441-7346

For release Thursday, January 28, 2010

TFS Financial Corporation Declares Ninth Dividend

TFS Financial Corporation (Nasdaq: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, announced today that the Board of Directors declared the Company’s ninth quarterly cash dividend of $0.07 per share, payable on February 26, 2010 to stockholders of record on February 12, 2010. Third Federal Savings and Loan Association of Cleveland, MHC, has waived its right to receive the dividend on the 227,119,132 shares of common stock it owns.